Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements Nos. 333-190614, 333-196840 and 333-205642 on Form S-8 and No. 333-198598 on Form S-3 of Intrexon Corporation of our report dated February 24, 2016, relating to our audits of the financial statements of ZIOPHARM Oncology, Inc. which appears in the Annual Report on Form 10-K/A of Intrexon Corporation for the year ended December 31, 2015.

/s/ RSM US LLP

Boston, Massachusetts
March 11, 2016